                                                                     EXHIBIT 2.1


                             SUBSCRIPTION AGREEMENT
                                      AND
                            INVESTMENT INTENT LETTER
                            FOR PARTNERSHIP INTEREST
                                       IN
                             MARSHALL-BELL, LIMITED
                         (A TEXAS GENERAL PARTNERSHIP)


     THIS SUBSCRIPTION AGREEMENT AND INVESTMENT INTENT LETTER is executed and effective this 2nd day of June, 1995, by and between MARSHALL-BELL, LIMITED, a Texas General Partnership (the "Partnership") and DISTINCT HOME HEALTH CARE, INC., a Florida corporation (the "Investor").

     WHEREAS, Thomas D. Marshall is currently the owner of a 51% capital and profits interest in the Partnership and Sheila A. Bell is currently the owner of 49% capital and profits interest in the partnership; and

     WHEREAS, the Partnership is actively engaged in the sale and rental of home health care equipment with its principal place of business located at 720 Pine Street, Texarkana, Bowie County, Texas; and

     WHEREAS, the Partnership desires to raise additional equity capital and the investor desires to invest in the Partnership and acquire a 28.772% capital and profits interest in the Partnership;

     NOW, THEREFORE, in consideration of the representations, warranties and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Acquisition of Partnership Interest; Consideration.  The Investor
         --------------------------------------------------
hereby agrees to acquire a 28.772% capital and profits interest in the Partnership (the "Partnership Interest") for and in consideration of the cash contribution of Four Million One Hundred Thousand and 00/100 Dollars ($4,100,000) payable upon execution of this Agreement.

     2.  Investor's Representations and Warranties.  The Investor hereby
         -----------------------------------------
acknowledges, warrants and represents that:

     (a) it is acquiring the partnership interest subscribed for hereunder for its own account, solely for investment purposes and not with a view to the resale of said securities or further distribution thereof;

     (b) the offer and sale of the partnership interest subscribed hereby has not been registered with the Securities and Exchange Commission or with any State securities department, but is being made pursuant to exemptions from the registration provisions of the Securities Act of 1933, as amended, and the Texas Securities Act, as amended;

     (c) the Investor understands that the partnership interest must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act of 1933, as amended, the Texas Securities Act, as amended or an exemption from registration is available;

     (d) there are risks relating to this investment, and the entire investment in the partnership interest could become worthless;

     (e) it has such knowledge and experience in business matters which enables it to be capable of evaluating the risks and merits of this investment;

     (f) it is able to bear the economic risks of this investment;

     (g) any certificate representing units of partnership interest subscribed hereby which may be issued to the Investor will bear an appropriate restrictive legend that the same may not be resold or otherwise transferred or assigned without appropriate compliance with the registration provisions of the Securities Act of 1933 and any applicable state securities act and in accordance with the provisions of the Partnership Agreement as well as the provision of any other agreements by and among the Partnership and its partners;

               RESTRICTIVE LEGEND FOR PARTNERSHIP CERTIFICATES OF
                             MARSHALL-BELL LIMITED

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE TEXAS SECURITIES ACT, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXCEPTION FROM REGISTRATION OR THE AVAILABILITY OF AN EXCEPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE TEXAS SECURITIES ACT. IN ADDITION, THIS CERTIFICATE IS TRANSFERRABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT BY AND AMONG THE PARTNERS OF THE PARTNERSHIP, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE PARTNERSHIP.

          (h) it has been provided with or permitted access to all information with which it deems material to formulating its investment decisions, INCLUDING, BUT LIMITED TO THE FOLLOWING ITEMS:

               (1) the Partnership Agreement between the partners and all amendments and proposed amendments thereto, a copy of which is attached hereto as Exhibit "A";

               (2) financial statements for the Partnership;

               (3) current salary information for the employees and officers of the Partnership;

          (i) all documents, records, and financial information pertaining to this investment has been made available for inspection by the Investor, its attorney, accountant and/or investor representative;

          (j) the Investor and/or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Partnership, or a person or persons acting on its behalf, concerning the partnership interest being acquired by Investor, and all such questions have been answered to the full satisfaction of the Investor;

          (k) the Investor is investing in its own name and for its own account;

          (l) the Investor was not solicited by any form of general solicitation or general advertising, including, but limited to the following;

     (1) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or

     (2) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

          (m) the Investor (i) has adequate means of providing for its current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the partnership interest for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

          (n) the Investor realizes that it may not be able to sell or dispose of its partnership interest as there will be no public market for such interest.

          (o) Upon execution of this Agreement, the Investor agrees to become a party to the Partnership Agreement by executing a Statement of Acceptance in the form attached hereto as Exhibit "B";

          (p) no commission or other remuneration is being paid or given directly or indirectly to any person for the issuance of the partnership interest subscribed for hereunder.

     3.   Joint and Several Representations and Warranties of the Partnership,
          --------------------------------------------------------------------
Sheila A. Bell and Thomas D. Marshall.  The Partnership, Sheila A. Bell and
- -------------------------------------
Thomas D. Marshall (the latter two individuals referred to herein as the "Partners") hereby jointly and severally represent and warrant to the Investor as follows:

          (a) Organization and Standing.  The Partnership is a Texas general
              -------------------------
partnership and has all requisite power and authority to own its assets, carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement.

          (b) Financial Statements.  The Partnership has delivered to the
              --------------------
Investor true and correct copies of the Partnerships most recent unaudited balance sheet and related statement of income and retained earnings for the period ended December 31, 1994, (collectively, the "Financial Statements"). Except as otherwise specifically set forth in this Agreement and to the best of the partnership's and the Partner's knowledge, the Financial Statements have been prepared from the books and records of the Partnership in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the financial position and results of operations of the Partnership as of the date thereof and for the period covered thereby.

          (c) Litigation.  Except as set forth in this Agreement, there is no
              ----------
claim, action, suit, litigation, audit, investigation or other proceeding pending, or, to the knowledge of the Partnership or the Partners, threatened against the Partnership or any of its assets, properties or business, or the transactions contemplated by this agreement. Neither the partnership nor its assets or properties are subject to our bound by any order, writ, injunction, judgment or decree of any court, or governmental regulatory agency, commission, board of administrative body.

          (d) Tax Matters.  Except as specifically set forth in this Agreement
              -----------
or in writing delivered to the Investor prior to the date the partnership interest is acquired, the Partnership has timely filed (or obtained the approved extension for the filing) all tax returns, reports and forms which the Partnership was obligated to file under applicable law, rule or regulation with the appropriate governmental authorities; (ii) all such tax returns, reports and forms were properly prepared in accordance with all applicable laws, rules and regulations and truly and accurately reflect the tax liabilities of the Partnership for the periods covered thereby; (iii) all taxes shown to be due on such returns, reports and forms, as well as any and all other taxes required by applicable law, rule or regulation to be paid by the Partners, have been timely paid in full to the appropriate taxing authority; (iv) no tax liens have been filed against the Partnership, its assets or properties and no claims, audits, investigations, or proceedings are pending, or to the knowledge of the Partnership or the Partners, is threatened with respect to any taxes; (v) the Partnership has properly withheld or otherwise collected all taxes and other amounts which it was required to withhold or collect under any applicable law, and all such amounts have been timely remitted to the proper authorities; and
(vi) the

Partnership has not filed an election under Section 754 of the Internal Revenue Code of 1986, as amended, for the current tax year.

          (e) No Undisclosed Liabilities.  Except as otherwise expressly
              --------------------------
reflected or reserved against in the Partnership's balance sheet, or as expressly disclosed to the Investor in writing, the Partnership has no indebtedness or liabilities or other obligations of any nature whatsoever (whether direct or indirect, asserted or unasserted, known or unknown, accrued, absolute, contingent or otherwise), except accounts payable and other current liabilities incurred in the ordinary and customary course of business. A list of all Partnership outstanding indebtedness and liabilities as of May 31, 1995 is attached hereto as Exhibit"C."

     4.   Assignment.  This Agreement and the rights, obligations and duties of
          ----------
the parties hereto shall not be assignable or otherwise transferrable.

     5.   Survival.   The acknowledgements, representations, warranties and
          --------
obligations of the parties hereto shall survive the transfer and assignment of the partnership interest to Investor.

     6.   Modification.  No provision contained herein may be modified, amended
          ------------
or waived except by written agreement signed by the party to be bound thereby.

     7.   Binding Effect and Benefit.  This Agreement shall inure to the benefit
          --------------------------
of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives and successors.

     8.   Headings and Captions.  Subject headings and captions are included for
          ---------------------
convenience purposes only and shall not affect the interpretation of this Agreement.

     9.   Gender and Pronouns.  Throughout this Agreement, the masculine shall
          -------------------
include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

     10.  Entire Agreement.  This document constitutes the entire agreement of
          ----------------
the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

     11.  Governing Law.  This Agreement shall be subject to and governed by the
          -------------
laws of the State of Texas.

     12.  Third Party Beneficiaries.  This Agreement shall not create any rights
          -------------------------
for the benefit of any third party.

     13.  Facsimile Execution Accepted.  In the absence of a party's original
          ----------------------------
signature on the Agreement, an executed photocopy or facsimile reproduction of such party's signature shall have the same validity, force and effect as the original signature of such party, provided that such signature page bears at least one (1) original signature by another party to the Agreement.

     14.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

     15.  Consent to IRC Section 754 Election.  The Partnership and the Partners
          -----------------------------------
hereby agree that upon the demand or action of the Investor, the Partnership shall file, in accordance with applicable Treasury Regulations, a timely and proper election under Section 754 of the IRC of 1986, as amended, such election to be effective for the taxable year of the Partnership in which the Investor acquires the Partnership interest subscribed for hereby.

     16.  Assumption of Pro Rata Share of Debt.  By this document, Investor
          ------------------------------------
hereby assumes and agrees to pay debt of the Partnership equal to its pro-rata interest in the capital profits of the Partnership, to-wit, 28.77 percent.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                         PARTNERSHIP:
                         MARSHALL-BELL, LIMITED,
                         a Texas General Partnership


                         -------------------------------------------------------
                         THOMAS D. MARSHALL, PARTNER


                         -------------------------------------------------------
                         SHEILA A. BELL, PARTNER


                         INVESTOR:
                         DISTINCT HOME HEALTH, INC.

                    By:
                         -------------------------------------------------------
                         STEPHEN GRIGGS, PRESIDENT
                                  EXHIBIT "A"

                            STATEMENT OF ACCEPTANCE
                            -----------------------

     Reference is made to the MARSHALL-BELL, LIMITED Partnership Agreement (the "Agreement") dated January 1, 1992, by and among all of the then partners of MARSHALL-BELL, LIMITED a Texas general partnership. As a proposed recipient of a partnership interest covered by the Agreement, the undersigned hereby agrees that such partnership interest upon receipt shall remain subject to all of the terms and conditions of the Agreement and all rights and obligations thereunder arising prior to such receipt, that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of the Agreement and that the undersigned thereafter shall be deemed automatically to have accepted all of the terms and conditions of the Agreement and that the undersigned thereafter shall be deemed to be a signatory party to the Agreement in the position of one of the partners. It is understood that the executed Statement of Acceptance shall be attached to the Agreement and shall form a part thereof without any further action.

     DATED this ______ day of ______________________________, 1995.

                                   ---------------------------------------------

                                   EXHIBIT"B"

                             PARTNERSHIP AGREEMENT
                             ---------------------

     THIS PARTNERSHIP AGREEMENT is made and entered into effective the first day of January, 1992, by and between THOMAS D. MARSHALL, SR. and SHEILA A. BELL, (whose names, addresses, and interests in the Partnership are listed on Exhibit A attached hereto and made a part hereof), hereinafter collectively referred to as the Partners.
                                    RECITAL

     For and in consideration of the mutual covenants herein contained, the Partners hereby form and create a general partnership (herein called the Partnership), under and pursuant to the Texas Uniform Partnership Act (Art. 6132B of the Revised Civil Statutes of the State of Texas) for the purposes and upon the terms, provisions, and conditions as hereinafter set forth:

                                   ARTICLE I.

                           NAME AND PLACE OF BUSINESS

                                      Name
                                      ----
     1.01. The activities and business of the Partnership shall be conducted under the name of MARSHALL BELL, LTD. in Texas, and under such variations of this name as may be necessary to comply with the laws of other states within which the Partnership may do business or make investments.

                               Place of Business
                               -----------------
     1.02. The principal place of business of the Partnership shall be Texarkana, Bowie County, Texas, but additional places of business may be located elsewhere.

                                    Address
                                    -------
     1.03. The mailing address of the Partnership shall be 720 Pine Street, Texarkana, Texas 75501.
                                  ARTICLE II.

                          PURPOSES OF THE PARTNERSHIP

     The purposes of the Partnership shall be as follows:

                           MEDICAL HEALTH CARE SUPPLY
                           --------------------------
     To engage generally in the medical health care supply business and all related activities in the general retail, wholesale and renting of medical equipment and supplies.

                                  ARTICLE III.

                              TERM OF PARTNERSHIP

     The Partnership shall begin on January 1, 1992, and shall continue thereafter from year to year unless sooner terminated as specifically provided in this Agreement.

                                  ARTICLE IV.

                          CONTRIBUTIONS TO PARTNERSHIP

                             Initial Contributions
                             ---------------------

     4.01. The Partners acknowledge that each Partner shall be obligated to contribute and, will, upon demand, contribute to the Partnership the amount of cash or property of agreed fair market value set out opposite the name of each on Exhibit A as their initial capital contributions.

                              Future Contributions
                              --------------------

     4.02. Each Partner shall be obligated to make the advances as hereinafter set forth in this paragraph. 4.02. Each partner shall advance to the Partnership, upon written request by the Manager of the partnership, the Partner's pro rata share (the ownership percentage set opposite the name of each Partner in Exhibit A) of all costs, expenses, or charges with respect to the operation of the Partnership and the ownership, operation, maintenance, and upkeep of any Partnership Property including but not limited to ad valorem taxes, debt amortization (including interest payments), insurance premiums, repairs, costs of capital improvements made upon approval by the Partners as herein provided, management fees or salaries, advertising expenses, professional fees, wages and utility costs, to the extent such costs, expenses, or charges exceed the income, if any, derived from the Partnership and the proceeds of any loans made to the Partnership. The Manager of the Partnership may estimate the cash requirements of the Partnership for periods of up to one (1) year in advance and request payment of each Partner's pro rata share of said estimated cash requirements, and each Partner shall pay said amount within thirty (30) days after receiving a statement thereof. At the end of each period covered by the estimate, the Manager of the Partnership shall render an accounting to each Partner as to the amount actually expended for such costs, expenses, or charges, and, if the estimate paid by the Partners exceeds the actual cash expenditures, the Manager of the Partnership shall either refund the excess to the Partners or apply the same against the estimate of cash requirements for the next succeeding period.

                               Conditions Secured
                               ------------------

     4.03. Each Partner hereby grants to the Manager of the partnership a lien on his or her interest in the Partnership to secure payment of any and all contributions required or permitted hereunder.

                                   ARTICLE V.

                           PROFITS-LOSSES-LIABILITIES

                            Interest of Each Partner
                            ------------------------

     5.01. The interest of each Partner in and to any net profits of the Partnership and the obligation and liability of each Partner as among themselves with respect to any and all liabilities and losses in connection with the business of the Partnership shall be the percentage set opposite each Partner's name in Exhibit A. In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partner against any loss or liability exceeding the percentages set forth in Exhibit A by reason of any liability or loss resulting from such default. No Partner shall have any right to compensation solely be reason of his or her contribution to the Partnership, except to share in the net profits in the percentage set opposite each Partner's name in Exhibit A unless otherwise provided herein. Any Partner may, however, loan to the Partnership such additional funds as the Partners may agree upon and interest at the prevailing rate per annum shall be paid thereon and charged as an expense of the partnership business.

                                 Distributions
                                 -------------

     5.02. Distributions from the Partnership to the respective Partners shall be made at such times and in such amounts as may be determined by a unanimous vote of the Partners;

however, any distributions from the Partnership shall be made proportionately to all Partners in the percentage set opposite each Partner's name in Exhibit A.

                                  ARTICLE VI.

                       OWNERSHIP OF PARTNERSHIP PROPERTY

     All real or personal property, including all improvements placed or located thereon, acquired by the Partnership shall be owned by the Partnership, such ownership being subject to the other terms and provisions of this Agreement. Each Partner hereby expressly waives the right to require partition of any Partnership Property or any part thereof.

                                 ARTICLE VII.

                                FISCAL MATTERS

                                  Fiscal Year
                                  -----------
          7.01. The accounting year of the Partnership shall be the calendar year.

                               Books and Records
                               -----------------

          7.02. Proper books and records shall be kept with reference to all Partnership transactions, and each Partner shall at all reasonable times during business hours have access thereto. The books shall be kept upon such method of accounting as shall properly reflect the income of the Partnership and as shall be agreed upon by the Partners. The books and records shall include the designation and identification of any property in which the Partnership owns a beneficial interest; such records shall include the designation and identification of any property in which the Partnership owns a beneficial interest; such records shall include, but shall not be limited to, the ownership of property (real, personal, and mixed), as well as any property in which the Partnership owns an interest and the title to such property has been recorded or is maintained, in the name of one or more designated Partners without designation of the Partnership. The books and records of the Partnership shall be reviewed annually at the expense of the Partners by a certified public accountant selected by the Partners, who shall annually prepare and deliver to the Partnership, for filing, the appropriate Federal Partnership Income Tax Return.

                              Partnership Accounts
                              --------------------

          7.03. All funds of the Partnership shall be deposited in its name in an account or accounts maintained at a national or state bank designated by the Manager of the Partnership or with an agent designated by the Manager of the Partnership. Checks shall be drawn upon the Partnership account or accounts only for purposes of the Partnership and shall be signed by the Manager of the Partnership or by an officer or authorized agent of the Manager of the Partnership.

                                 ARTICLE VIII.

                       MANAGEMENT OF PARTNERSHIP AFFAIRS

                                   Management
                                   ----------

          8.01. Control of the Partnership and all of its affairs shall be in the Partners, who shall have equal rights in the management and conduct of the partnership investments and activities. In order to simplify the operations of the Partnership, the Partners shall have the right to designate a Manager of the Partnership to serve in such capacity until such time as the Partners designate a new Manager. The Manager shall receive no salary. The term of the individual as the Manager shall be the first one-year period of the Partnership's existence.

          The Manager of the Partnership is hereby delegated the responsibility for the day-to-day management and administerial acts of the Partnership. The Manager of the Partnership shall have the right and power to bind the Partnership, subject to the conditions and limitations contained in Paragraph
8.02 and elsewhere in this Agreement. It is agreed that the general management and final determination of all questions relating to the usual daily business affairs and ministerial acts of the Partnership shall rest in the Manager of the Partnership. In this connection, and not by way of limitation, the Manager of the Partnership is authorized to do any and all things and to execute any and all documents, contracts, evidences of indebtedness, security agreements, financing statements, etc., necessary or expedient to carry out and effectuate the purpose of the parties as expressed in this Partnership Agreement. All business arrangements entered into shall be upon such terms and conditions as generally would be characteristic of a businessman in similar circumstances exercising prudent and sound business judgment. The Manager of the Partnership shall devote such attention, and business capacity to the affairs of the Partnership as may be reasonably necessary. In this connection, the parties hereby acknowledge that the Manager of the Partnership manages, and may continue to manage, other Partnerships, and may continue to engage in other distinct or related businesses.

          Restriction on Authority of Manager and Partners
          ------------------------------------------------

          8.02. The individual Partners and the Manager of the Partnership shall not have any authority with respect to the Partnership and this agreement to:

          (1) Do any act in contravention of this Agreement;

          (2) Do any act which would make it impossible to carry on the business of the Partnership;

          (3) Possess Partnership Property or assign the right of the Partnership or its Partners in specific Partnership Property for other than a Partnership purpose;

          (4) Make, execute, or deliver any general assignments for the benefit of creditors, or any bond, guaranty, indemnity bond, or surety bond;

          (5) Assign, transfer, pledge, compromise, or release any claim of the Partnership except for full payment, or arbitrate, or consent to the arbitration of any of its disputes or controversies;

          (6) Make, execute, or deliver any deed, long-term ground lease, contract to sell all or any part of any Partnership Property, or execute any new note or mortgage to renew and extend without increasing any existing note or mortgage, without first having obtained the unanimous consent of the Partners; or

          (7) Do any of the following without the unanimous consent of all
Partners:
          a.  Confess a judgment;

          b. Make, execute, or deliver for the Partnership any bond, mortgage, deed of trust, guarantee, indemnity bond, surety bond, or accommodation paper or accommodation endorsement;

          c. Amend or otherwise change this Agreement so as to modify the rights or obligations of the Partners as set forth herein; or

          d. Create any personal liability for any Partner other than that personal liability to which any Partner may have agreed to in writing.

                            Meetings of the Partners
                            ------------------------

          8.03 The Partners shall hold regular quarterly meetings at times and places to be selected by the Partners. In addition, any Partner may call a special meeting to be held in Bowie County at any time after the giving of five
(5) days' notice to the other Partner.  Any

Partner may waive notice of or attendance at any meeting of the Partners, and may attend by telephone or any other electronic communication device or may execute a signed written consent. At such meeting, the Partners shall transact such business as may properly be brought before the meeting.

     The Partners shall keep regular minutes of all their proceedings. The minutes shall be placed in the minute book of the Partnership.

     Unless otherwise indicated in this Agreement, a unanimous vote of the Partners shall be required to authorize an action of the Partnership.

     No new Partner will be admitted to this Partnership without the unanimous consent of all the existing Partners.

                             Action Without Meeting
                             ----------------------

          8.04. Any action required by statute or by this Agreement to be taken at a meeting of the Partners, or any action which may be taken at a meeting of the Partners, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Partners entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Partners. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Partnership.

                                   ARTICLE IX

                            RESTRICTION OF TRANSFERS

                          Prohibition Against Transfer
                          ----------------------------

     9.01. No Partner may sell, assign, transfer, encumber, or otherwise dispose of any interest in the Partnership, Partnership Property, or assets of the Partnership, without the unanimous consent of all the Partners. Any such prohibited transfer, if made, shall be void and without force and effect, and any attempt by any Partner to dispose of his or her interest in violation of this prohibition shall constitute a material default hereunder.

                         Retirement, death, disability,
                         ------------------------------
                            or Insanity of a Partner
                            ------------------------

     9.02. A Partner may voluntarily retire from the Partnership. In order to do so, he or she must give the Partnership thirty (30) days written notice of such intent. In the event that he or she and the Partners cannot agree on an effective date for his or her retirement, said date shall take effect on the last day of the month in which occurs the written announcement of the partner of his or her intent to retire.

     In the event of the death of a Partner, the effective date of the termination of such deceased Partner from the partnership shall be the date of death.

     In the event a Partner is declared legally insane, or becomes disabled, then in such event, there shall be a dissolution of the Partnership.

     Upon the retirement, death, disability or insanity of a Partner, the Partnership will terminate pursuant to Article XIII of this Agreement. However, any remaining Partner shall have the option to purchase the interest of the terminating Partner. If this option is exercised, the business itself will then remain in existence as a sole proprietorship with the terminating partner's interest having been purchased by the remaining Partner.

     The interest of the terminating Partner shall be a fair market value of such interest as said fair market value is determined according to Article XII of this Agreement. Once such figure is determined, the purchase price of said interest shall be paid as follows: The purchase price to be paid shall be paid in cash, or, at the option of the purchasing Partner, by the execution and delivery of his Note payable to the order of the terminating Partner in the amount of the purchase price. Said Note shall bear interest at the rate of ten (10%) percent per annum and shall be payable in sixty (60) equal monthly installments of principal and interest, the first such payment to be made one (1) month from the date of execution and delivery of such Note, and with such Note containing full prepayment privileges without penalty.

     In the event a terminating Partner does not have his or her interst in the Partnership redeemed by the remaining Partner, then the Partnership shall be terminated pursuant to the provisions of this Agreement.

     In the event the option to redeem is exercised by the remaining Partner, and upon receipt of the purchase price (cash or note) by the terminating Partner, such Partner shall have no further interest in the Partnership or its business or assets and the terminating Partner shall execute and deliver such assignments and other instruments as may be reasonable to evidence and fully and effectively transfer the interest of the terminating Partner to the remaining Partner. In the event the appropriate instruments are not delivered, the remaining Partner, after delivery of such consideration to the terminating Partner as represents the fair market value of his or her interest in the Partnership, may execute such instruments as the terminating Partner's irrevocable agent, that may be necessary in order to effectuate the transfer of the terminating Partner's interest in the business.

                                   ARTICLE X

                               DEFAULT BY PARTNER

                               Events of Default
                               -----------------
     10.01.    The following events shall be deemed to be events of default by a
Partner:

     (1) Failure of a Partner to make when due any contribution or advance required to be made under the terms of this Agreement and continuance of such failure for a period of ten (10) days after written notice thereof from the Manager of the partnership to such Partner.

     (2) Violation of any of the other provisions of this Agreement and failure to remedy or cure such violation within ten (10) days after written notice of such violation from the Manager of the Partnership or the other Partners.

     (3) The making of an assignment for benefit of creditors or the filing of a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof.

     (4) Adjudication of Partner as a bankrupt or insolvent in proceedings filed against the Partner under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States, or any state thereof without further possibility of appeal or review.

     (5) The appointment of a receiver for all or substantially all of the assets of a partner and the failure to have such receiver discharged within thirty (30) days after appointment.

     (6) The bringing of any legal action against a Partner by his or her creditor, resulting in litigation which, in the opinion of the remaining Partner, creates a real and substantial risk of involvement of the Partnership Property which will probably:

     a.   Act to their financial detriment; or

     b. Result in such creditor, or his assigns, succeeding in or to all or a part of the interest of such Partner in the Partnership.


                               Effect of Default
                               -----------------

     10.02. Upon the occurrence of an event of default by a Partner, the remaining Partner shall have the right, upon giving the defaulting Partner ten
(10) days' written notice to require that the defaulting Partner terminate his or her interest in the Partnership. In the event the defaulting Partner does not oppose this request, the remaining Partner shall be required to purchase the terminating Partner's interest pursuant to terms already outlined in this Agreement. If the defaulting Partner does not agree to a termination of his or her interest, the remaining Partner shall have the option to initiate appropriate court action for the purpose of terminating such interest or shall proceed to terminate this Partnership.

     In the event that a defaulting Partner's interest in the Partnership is purchased and no further procedures are necessary under this section, the purchase price to be paid to the defaulting Partner shall be paid in cash or, at the option of the Purchasing partner, by the execution and delivery of the Purchasing Partner's note payable to the order of the defaulting Partner, in the amount of the purchase price. Said note shall bear interest at the rate of ten
(10)%) percent per annum and shall be payable in sixty (60) equal monthly installments of principal and interest, the first such payment to be made one
(1) month from the date of
execution and delivery of such note, and with such note containing full prepayment privileges without penalty. In the event the Purchasing Partner elects to exercise the option contained in this Paragraph 10.01, the purchase price to be paid to the defaulting Partner shall be the air market value as determined in the manner set forth in Article XII hereof.

     Upon receipt of the aforesaid purchase price (cash or note), if any, by the defaulting Partner, the defaulting Partner shall have no further interest in the Partnership or its business or assets and the defaulting Partner shall execute and deliver such assignments and other instruments as may be reasonable to evidence and fully and effectively transfer the interest of the defaulting Partner to the nondefaulting Partner. In the event the appropriate instruments are not delivered, after notice by the Manager of the partnership that the consideration is available to the defaulting Partner, the Manager of the Partnership may deliver such consideration to the defaulting Partner and execute as the defaulting Partner's irrevocable agent, any such legal instruments to the appropriate continuing Partner. However, all parties hereto agree that the Manager of the partnership shall not have any individual liability for any actions taken in this connection.

     No assignment or transfer of a defaulting Partner's interest as provided herein, shall relieve the defaulting Partner from any personal liability for outstanding indebtednesses, liabilities, liens, and obligations relating to the partnership which may exist on the date of the assignment or transfer. The default of any Partner hereunder shall not relieve the remaining Partner from his/her agreements, liabilities, and obligations hereunder. A defaulting Partner's interest in the Partnership shall not be considered in any Partnership voting requirement.

                      Option to Assist Defaulting Partner
                      -----------------------------------

          10.03 Any Partner may agree to assist the other Partner in the event of default and said agreement or any advancement or payment made thereunder shall be secured by a lien upon the interest of the defaulting Partner in the Partnership which lien may be foreclosed, at the option of the assisting Partner, by the Manager of the Partnership.

                            Option to Cure Defaults
                            -----------------------

          10.04 If any Partner shall default in the performance of observance of any covenant, condition, or other provision of this partnership Agreement to be performed or observed, the remaining Partner may, without waiving any claim for breach of this Partnership Agreement, and after written notice which is reasonable under the circumstances, cure such default for the account of the defaulting Partner, and the defaulting Partner shall reimburse or repay any reasonable amount paid and any reasonable expense or contractual liability so incurred, with interest at the highest lawful rate; and said obligation to reimburse and repay shall be secured by a lien upon the interest of the defaulting Partner in the Partnership, which lien may be foreclosed, at the option of the Partner exercising this option to cure default, by the Manager of the Partnership.

                            Foreclosure for Default
                            -----------------------

          10.05. In the event a Partner is in default under the terms of this Partnership Agreement, the lien provided for in Paragraph 4.03 hereof, may be foreclosed by the Manager of the Partnership.

                          Transfer by Attorney in Fact
                          ----------------------------

          10.06. Each Partner hereby makes, constitutes, and appoints the Manager of the Partnership as his attorney in fact in the event he becomes a defaulting Partner whose interest in the Partnership has been foreclosed in the manner prescribed above and upon such foreclosure, the Manager of the Partnership is authorized and allowed to execute and deliver a full assignment or other transfer of the defaulting Partner's interest in the Partnership and the Manager of the Partnership shall have no liability to any person in making such assignment or transfer.

                         Additional Effects of Default
                         -----------------------------

          10.07. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any amount due to the remaining Partner hereunder or of any damages accruing to him by reason of the violation of any of the terms, provisions, and covenants herein contained. No waiver by the remaining Partner of any violation or breach shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained and forbearance by him to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                                  ARTICLE XI.

                                   AMENDMENT

          Subject to the provisions of Article VIII, this Agreement may be amended or modified by the Partners from time to time but only by a written instrument executed by both Partners in the Partnership.

                                  ARTICLE XII.

                         DETERMINING FAIR MARKET VALUE

          12.01 As used in this Agreement, Fair Market Value of the partnership shall be determined by multiplying the previous calendar year's gross annual sales by 85%. This figure shall then be multiplied by the individual partner's percentage of ownership as set forth in Exhibit "A". The resulting figure is the Fair Market Value of that Partner's interest in the partnership.

                                  ARTICLE XIII

                         TERMINATION OF THE PARTNERSHIP

          The Partnership may be terminated at any time at a specially called meeting upon the unanimous vote of the Partners. Upon such termination, the assets of the Partnership shall be applied as follows: to payment of the outstanding Partnership liabilities, although an appropriate reserve may be maintained and the amount determined by the Manager of the Partnership for any contingent liability until said contingent liability is satisfied, and the balance of such reserve, if any, shall be distributed together with any other sums remaining after payment of the outstanding Partnership liabilities to the Partners as their interest appears on Exhibit A unless otherwise provided herein.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

                                    Notices
                                    -------
          14.01. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on Exhibit A or at such other addresses as may have been theretofore specified by written notice delivered in accordance herewith.

                               Texas Law To Apply
                               ------------------

          14.02. This Agreement shall be construed under and in accordance with laws of the State of Texas, and all obligations of the parties created hereunder are performable in Bowie County, Texas.

                               Other Instruments
                               -----------------

          14.03. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Partnership created by this Agreement.

          14.04 The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

                                 Parties Bound
                                 -------------

          14.05. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

                               Legal Construction
                               ------------------

          14.06. In case any one or more of the provisions contained in this Partnership Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any resspect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Partnership Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                                  Counterparts
                                  ------------
          14.07. This Partnership Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

                                     Gender
                                     ------
          14.08. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

                          Prior Agreements Superseded
                          ---------------------------
          14.09. This Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

          EXECUTED at Texarkana, Texas, as of the day and year above first written.


                                   ---------------------------------------------
                                   Thomas D. Marhsall



                                   ---------------------------------------------
                                   Sheila A. Bell


THE STATE OF TEXAS

COUNTY OF BOWIE

          This instrument was acknowledged before me on this 1st day of January, 1992 by THOMAS D. MARSHALL.

                                 -----------------------------------------------
                                 Notary Public in and for the
                                 State of TEXAS
                                 My Commission Expires:
                                                       ________________________

                                 -----------------------------------------------
                                 Printed Name of Notary Public

THE STATE OF TEXAS

COUNTY OF BOWIE

          This instrument was acknowledged before me on this 1st day of January, 1992 by Sheila A. Bell.


                                 -----------------------------------------------
                                 Notary Public in and for the
                                 State of TEXAS
                                 My Commission Expires:
                                                       _________________________

                                 -----------------------------------------------
                                 Printed Name of Notary Public

                   AGREEMENT FOR SALE OF PARTNERSHIP INTEREST
                   ------------------------------------------


     THIS AGREEMENT is made on June 5, 1995, between THE MARSHALL FAMILY CHARITABLE REMAINDER TRUST (the "Seller"), and DISTINCT HOME HEALTH CARE, INC., a Florida Corporation with its principal place of business located at 4506 L. B. McLeod Road, Suite F, Orlando, Orange County, Florida (the "Purchaser").

                                    RECITALS

     Seller owns an approximate Thirty-Five and 088/1000 percent (35.088%) profits and capital interest in MARSHALL-BELL, LIMITED, a Texas general partnership with its principal place of business located at 720 Pine Street, Texarkana, Bowie County, Texas (the "Partnership"); and

     Seller desires to sell and Purchaser desires to purchase all of the interest in the Partnership held by Seller on the terms and for the consideration hereafter set forth in this Agreement.

     In consideration of the mutual promises of the parties, in reliance on the representations, warranties, covenants, and conditions contained in this Agreement and for other good and valuable consideration, the parties agree as follows:

                                  ARTICLE ONE
                   SALE AND TRANSFER OF PARTNERSHIP INTEREST

     Seller, for and in consideration of the payment of Five Million and No/100 Dollars ($5,000,000.00) Cash (the "Cash Consideration"), irrevocably assigns, transfers and passes to Purchaser all of its right, title and interest in the Partnership.

                                 ARTICLE TWO
                           PAYMENT OF PURCHASE PRICE

          The Cash Consideration shall be payable to Seller contemporaneously with the execution of this Agreement (the "Closing").

                                 ARTICLE THREE
                    SELLER'S REPRESENTATIONS AND WARRANTIES

          Seller hereby represents and warrants to Purchaser that the following facts and circumstances regarding the Partnership are true and correct:

          3.01  Status of Partnership.  Marshall-Bell, Limited is a general
                ---------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has requisite power and authority to carry on its business as it is presently being conducted.

          3.02  Litigation.  There are no actions, suits or proceedings which
                ----------
are pending or threatened against the Partnership or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller aware of any facts which to her knowledge might reasonably be expected to result in any such action, suit or proceeding. The Partnership is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

          3.03  Compliance With Laws and Other Instruments.  The Partnership is
                ------------------------------------------
not in violation of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 31
- ------------------------------------------
delivery of and performance and compliance with this Agreement by Seller will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Partnership pursuant to any such term or provision.

          3.04  Title to Assets.  The Partnership has good and indefeasible
                ---------------
title to all of its assets, subject to only those liens disclosed on Exhibits hereto.

          3.05  No Default.  The Partnership is not in default in any respect
                ----------
under any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

          3.06  Employment Contracts and Employees.  There are no written
                ----------------------------------
contracts of employment between the Partnership and any employee of the Partnership. The information contained on the Schedule of Personnel Payroll and Advances attached hereto as Exhibit "A" is accurate and complete.

          3.07  Employee Benefit Plans.  Except for the profit-sharing plan
                ----------------------
disclosed on the attached Exhibit "B", the Partnership has no pension, bonus, profit-sharing or retirement plans for partners or employees of the Partnership, nor is the Partnership required to contribute to any such plan, participated in by the Partnership's employees. The Partnership shall be responsible for submitting appropriate information to its employees of rights, obligations and duties created by the sale of the Partnership pursuant to the terms of this Agreement, and shall terminate the existing profit-sharing plan at the Partnership's expense.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 32
- ------------------------------------------

          3.08  Insurance.  All inventories, buildings and fixed assets owned or
                ---------
leased by the Partnership are and will be adequately insured against fire through the date of Closing. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "C", is accurate and complete.

          3.09  Disclosure.  No representation or warranty by Seller in this
                ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller has knowledge or notice required to make the statements herein or therein contained not misleading.

          3.10  Partners of the Partnership.  As of the date of Closing, Thomas
                ---------------------------
D. Marshall, The Marshall Family Charitable Remainder Trust, Sheila A. Bell and Purchaser are all of the partners of the Partnership.

          3.11  Cash Receipts.  The information contained on the Schedule of
                -------------
Collections for the period commencing January 1, 1994, and ending May 31, 1995, attached hereto as Exhibit "D", is accurate and complete.

          3.12  Accounts Receivable.  The information contained on the Schedule
                -------------------
of Accounts Receivable Data as of May 31, 1995, attached hereto as Exhibit "E", is accurate and complete. The Seller further warrants and represents that all of the Partnership's accounts receivable shown on Exhibit "E" are legally billable and that no less than the balance represented as collectible on the
Exhibit is collectible.

          3.13  Inventory and Fixed Assets.  The information contained on the
                --------------------------
Schedule of Inventory and Fixed Assets as of May 31, 1995, attached hereto as Exhibit "F", is accurate and complete.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 33
- ------------------------------------------

          3.14  Leases, Contracts and Agreements.  The information contained on
                --------------------------------
the Schedule of Leases, Contracts and Agreements as of May 31, 1995, attached hereto as Exhibit "G", is accurate and complete.

          3.15  Existing Obligations.  To the best of Seller's knowledge and
                --------------------
belief, all of the debts, liabilities and obligations of the Partnership are listed on the Exhibits attached hereto, and such Exhibits are complete and accurately reflect all of the Partnership's "Existing Obligations" (as hereinafter defined) as of the date of Closing. "Existing Obligations" shall mean and refer to all of the Partnership's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) on the date of Closing, including but not limited to any and all accounts payable, note payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. All debts, liabilities and obligations of the Partnership shall have been paid in full as of the date of Closing.

          3.16  Tax Returns and Financial Statements.  Seller has furnished
                ------------------------------------
Purchaser with tax returns of the Partnership (the "Tax Returns") for the periods ended December 31, 1993, and December 31, 1994, and has furnished Purchaser with financial statements (the "Financial Statements") for the periods ended December 31, 1993, December 31, 1994, and for the short period ended April 30, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "H" and by this reference made a part hereof. The Financial Statements:

          (a)  Are in accordance with the books and records of the Partnership;

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 34
- ------------------------------------------

          (b) Fairly represent the financial condition of the Partnership at such dates and the results of its operations for the periods specified;

          (c) Were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods;

          (d) Reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income, with respect to all contracts and commitments of the Partnership; and

          (e) Disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) of the Partnership at the Financial Statement Dates, with respect to any balance sheets, and include the appropriate reserves for all taxes and other accrued liabilities; provided, however, that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subsection if disclosed on an Exhibit to this Agreement.

          3.17  Adverse Business Developments.  No notice has been received by
                -----------------------------
the Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to the Partnership in its primary service area within six (6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to the Partnership of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity in which the Partnership is engaged, nor has the Partnership received nor been threatened with any claim for refund specific to the

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 35
- ------------------------------------------

Partnership in excess of Five Hundred and No/100 Dollars ($500.00) by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit "I".

                                  ARTICLE FOUR
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

          Purchaser hereby represents and warrants to Seller that the following facts and circumstances are true and correct:

          4.01  Organization.  Purchaser is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Florida and is qualified to do business in the States of Texas, Louisiana, Arkansas and Mississippi. Purchaser is a wholly-owned subsidiary of RoTech Medical Corporation ("RoTech").

          4.02  Corporate Authority.  Purchaser is duly authorized by law and
                -------------------
corporate policy and approval to:

          (a)  Enter into this Agreement;

          (b) Make all warranties and representations made by Purchaser herein; and
          (c)  Issue all considerations provided for under the terms hereof.

          4.03  Authorization of Officers.  All signatures and agents designated
                -------------------------
as agents or officers for Purchaser for signing purposes have the authority to bind the Purchaser to the terms of this Agreement.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 36
- ------------------------------------------

                                 ARTICLE FIVE
                  CONDITIONS PRECEDENT TO CLOSING BY PURCHASER

          The obligation of Purchaser to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the date of Closing, of each of the following conditions:

          5.01  Compliance with Agreement.  All of the terms and conditions of
                -------------------------
this Agreement to be complied with and performed by the Seller on or before the date of Closing shall have been complied with and performed.

          5.02  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Seller in Article Three shall be deemed to have been made again on the date of Closing and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Partnership.

          5.03  Non-Compete Agreements.  Thomas D. Marshall and Sheila A. Bell
                ----------------------
shall enter into a non-compete agreement substantially in the form attached hereto as Exhibit "J" and by this reference made a part hereof.

          5.04  Employment Agreements.  Sheila A. Bell shall have entered into
                ---------------------
an Employment Agreement substantially in the form attached hereto as Exhibit "K" and by this reference we made a part hereof.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 37
- ------------------------------------------

                                 ARTICLE SIX
                   CONDITIONS PRECEDENT TO CLOSING BY SELLER

          The obligation of Seller to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the date of Closing, of each of the following conditions:

          6.01  Corporate Action.  Purchaser and RoTech Medical Corporation
                ----------------
shall take appropriate corporate action regarding this transaction, which shall be evidenced by resolutions of their respective boards of directors and shareholders and certified by the respective corporate secretaries, authorizing Purchaser to enter into and complete this transaction for the consideration recited.

                                 ARTICLE SEVEN
                                INDEMNIFICATION

          7.01  Seller's Indemnification of Purchaser.  Seller shall and hereby
                -------------------------------------
agrees to indemnify and hold harmless Purchaser at all times from after the date of Closing against and in respect to any damages, as hereinafter defined, provided, however, Seller's obligation to Purchaser under this indemnification shall not exceed the full amount of the Purchase Price for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Purchaser from:

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 38
- ------------------------------------------

          (a) Any materially inaccurate representation made by Seller in or under this Agreement;

          (b) Breach of any warranties made by Seller in or under this Agreement; and

          (c) Breach of default in the performance by Seller of any of the covenants to be performed by it hereunder.

          7.02  Purchaser's Indemnification of Seller.  Purchaser shall and
                -------------------------------------
hereby agrees to indemnify and hold harmless Seller at all times from after the date of Closing against and in respect to any damages, as hereinafter defined, for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Seller from:

          (a) Any materially inaccurate representation made by Purchaser in or under this Agreement and the related documents executed herewith;

          (b) Breach of any warranties made by Purchaser in or under this Agreement and the related documents executed herewith; and

          (c) Breach of default in the performance by Purchaser of any of the covenants to be performed by it hereunder or under the other documents executed herewith.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 39
- ------------------------------------------

                                 ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

          8.01  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of Seller and Purchaser contained in and made pursuant to this Agreement shall survive the execution of this Agreement.

          8.02  Instruments of Conveyance and Transfer.  At the Closing Seller
                --------------------------------------
will deliver to Purchaser good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer all of its interest in the Partnership, which documents shall be effective to vest in Purchaser good, absolute, and marketable title to the interest in the Partnership being transferred to Purchaser hereunder, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto.

          8.03  Sale and Transfer Taxes Fees.  All applicable sales, transfer,
                ----------------------------
use, filing and other taxes and fees that may be due or payable as a result of conveyance, assignment, transfer or delivery of the interest of the Partnership to be conveyed and transferred as provided herein, whether levied on Seller or Purchaser, shall be borne by Purchaser, and Purchaser fully indemnifies Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

          8.04  Use of Partnership and Other Assumed Names.  Seller agrees to
                ------------------------------------------
take all actions necessary to assist Purchaser in obtaining the rights to utilize the general partnership and assumed names "Marshall-Bell," "Caremed," "Samaritan Medical Equipment Company," and "Marshall Home Health Care," including but not limited to the execution of any assignments and consents for use.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 40
- ------------------------------------------

          8.05  Prepaid Items and Deposits.  All prepaid insurance premiums,
                --------------------------
rent and utility deposits and similar items paid by or owing to the Partnership by any person, firm or governmental entity (except customer accounts receivables) shall, upon the consummation of the transactions contemplated by this Agreement, remain the property of the Partnership as then constituted.

          8.06  Assignment.  This Agreement shall not be assignable by Seller or
                ----------
Purchaser without the written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

          8.07  Expenses.  Except as otherwise stated herein, each of the
                --------
parties shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

          8.08  Amendment and Waiver.  This Agreement may be amended or modified
                --------------------
at any time and in all respects, and any provisions may be waived by an instrument in writing executed by Purchaser and Seller, or either of them in the case of a waiver.

          8.09  Notices.  All notices of request, demand and other
                -------
communications hereunder shall be addressed to the parties as follows:

            TO SELLER:  THE MARSHALL FAMILY CHARITABLE
                        REMAINDER TRUST
                        C/O Sheila A. Bell, Trustee
                        Post Office Box 2055
                        Texarkana, Texas  75504-2055

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 41
- ------------------------------------------

           TO BUYER:    DISTINCT HOME HEALTH CARE, INC.
                        4506 L. B. McLeod Road, Suite F
                        Orlando, Florida 32811
                        Attn:  Stephen P. Griggs

          8.10  Choice of Law.  It is the intention of the parties that the laws
                -------------
of the State of Texas shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Bowie County, Texas.

          8.11  Articles, Sections and Other Headings.  Article, section and
                -------------------------------------
other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

          8.12  Counterpart Execution.  This Agreement may be executed in two or
                ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

          8.13  Gender.  All personal pronouns used in this Agreement shall
                ------
include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 42
- ------------------------------------------

          8.14  Parties in Interest.  All the terms and provisions of this
                -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by Seller and Purchaser and their respective successors and assigns.

          8.15  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

          8.16  Effective Time and Date of Ownership Transfer.  The parties
                ---------------------------------------------
hereto acknowledge and agree that the Partnership will suspend the conduct of its business on June 5, 1995, until the Closing is consummated, at which time Purchaser shall assume full operational control of the Partnership and its business, and all transactions and business conducted on June 5, 1995, shall be for and inure to the sole benefit of Purchaser.

          8.17  Consent to IRC Section 754 Election.  Seller hereby agrees that,
                -----------------------------------
upon the demand of Purchaser, Seller shall consent to the filing by the Partnership, in accordance with applicable Treasury Regulations, a timely and proper election under Section 754 of the Internal Revenue Code of 1986 as amended, such election to be effective for the taxable year of the Partnership in which Purchaser acquires the partnership interest of Seller.

          8.18  Allocation of Income, Loss, Etc.  The parties agree that the
                --------------------------------
books of the Partnership shall be closed on June 4, 1995, for purposes of allocating items of net income and loss, and all other tax benefits and detriments of the Partnership through such date and that such allocation shall be made on the basis of the number of days each partner was a partner in the Partnership during such period. The parties further agree that, except

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 43
- ------------------------------------------
as provided in the preceding sentence, all items of net income and loss, and all other tax benefits and detriments of the Partnership for the tax period up to but not including the date of purchase of the partnership interest shall be exclusively allocated to partners other than Purchaser.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.


SELLER:                                PURCHASER:

THE MARSHALL FAMILY                    DISTINCT HOME HEALTH CARE, INC.,
CHARITABLE REMAINDER TRUST             A Florida Corporation

By: /s/ Sheila A. Bell                 By: /s/ Stephen P. Griggs
    -----------------------                ----------------------------
    Sheila A. Bell, Trustee                Stephen P. Griggs, President

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 44
- ------------------------------------------

                   AGREEMENT FOR SALE OF PARTNERSHIP INTEREST
                   ------------------------------------------


     THIS AGREEMENT is made on June 5, 1995, between SHEILA A. BELL, an individual residing in Miller County, Arkansas (the "Seller"), and DISTINCT HOME HEALTH CARE, INC., a Florida Corporation with its principal place of business located at 4506 L. B. McLeod Road, Suite F, Orlando, Orange County, Florida (the "Purchaser").

                                    RECITALS

     Seller owns an approximate Thirty-Four and 902/1000 percent (34.902%) profits and capital interest in MARSHALL-BELL, LIMITED, a Texas general partnership with its principal place of business located at 720 Pine Street, Texarkana, Bowie County, Texas (the "Partnership"); and

     Seller desires to sell and Purchaser desires to purchase all of the interest in the Partnership held by Seller on the terms and for the consideration hereafter set forth in this Agreement.

     In consideration of the mutual promises of the parties, in reliance on the representations, warranties, covenants, and conditions contained in this Agreement and for other good and valuable consideration, the parties agree as follows:

                                  ARTICLE ONE
                   SALE AND TRANSFER OF PARTNERSHIP INTEREST

     Seller, for and in consideration of the payment of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) Cash (the "Cash Consideration") and One Hundred Forty-Six Thousand Nine Hundred Forty and No/100 (146,940) shares of the common capital stock, par value $.0002, of RoTech Medical Corporation, said shares having a fair market value of Twenty-Five and No/100 Dollars ($25.00) per share and a total fair market value of Three Million Six Hundred Seventy-Three Thousand Five Hundred and No/100 Dollars ($3,673,500.00) (the "RoTech Stock"), irrevocably assigns, transfers and passes to Purchaser all of its right, title and interest in the Partnership.

                                  ARTICLE TWO
                           PAYMENT OF PURCHASE PRICE

     2.01 Cash Consideration.  The Cash Consideration shall be payable to Seller
          ------------------
contemporaneously with the execution of this Agreement (the "Closing").

     2.02 RoTech Stock Consideration.  The RoTech Stock shall be issued at
          --------------------------
Closing with share certificates titled in the name of Seller with the restrictive legend required by Section 3.06 printed thereon and subject to the escrow conditions set forth in Article Four and Purchaser's right of offset set forth in Article Five.

                                 ARTICLE THREE
                        CHARACTERISTICS OF ROTECH STOCK.

     3.01 Investment.  The RoTech Stock which the Seller is acquiring hereunder
          ----------
is being acquired for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

     3.02 RoTech Stock Unregistered.  The Seller understands that the RoTech
          -------------------------
Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 46
- ------------------------------------------

Purchaser's reliance on such exemption is predicated on Seller's representations set forth in this Article Three.

     3.03 Rule 144 Stock.  The Seller acknowledges that the RoTech Stock must be
          --------------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 requires, among other things, that current information on the issuer be available to the public and that the shareholder intending to sell under the Rule hold shares for at least two (2) years. In the event any of the RoTech Stock held by Seller becomes eligible for sale pursuant to Rule 144 and an opinion of Purchaser's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Purchaser shall bear the costs of obtaining such opinion of counsel in connection with transfers under Rule 144. Purchaser shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner.

     3.04 Access to Data.  Seller has received and reviewed information about
          --------------
RoTech and has had an opportunity to ask questions of, and receive answers from, Purchaser concerning RoTech's business management, legal and financial affairs and to obtain additional information (to the extent Purchaser possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Seller also had the opportunity to inspect RoTech's facilities. Seller understands that such discussions, as well as any written information issued by Purchaser,

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 47
- ------------------------------------------
were intended to describe the aspects of Purchaser's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

     3.05 Investment Experience.  Seller is experienced in evaluating and
          ---------------------
investing in high risk companies such as Buyer and by reason of its business and financial experience has the capacity to protect its own interests in connection with the transactions completed by this Agreement and has the ability to bear the economic risk of its investment.

     3.06 Restrictive Legends.  Each certificate representing RoTech Stock,
          -------------------
including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock, shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

          The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

     3.07 No Registration Rights.  Seller acknowledges that it possesses no
          ----------------------
rights whatsoever to have any of the RoTech Stock registered.

     3.08 Opinion of Purchaser's Counsel.  The Purchaser shall deliver to the
          ------------------------------
Seller, in the forms attached hereto as Exhibit "A", all of the following:

     (a) An opinion of Purchaser's counsel that, as of the date hereof, Rule 144 promulgated under the Securities Act, provides for the Seller's holding period of the

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 48
- ------------------------------------------

RoTech Stock to commence at the time of the conveyance of the RoTech Stock from Purchaser to Seller;

     (b) The form of the letter to be sent by Purchaser's counsel to Seller at the time of release to Seller of the RoTech Stock held in escrow; and

     (c) The form of the opinion of RoTech's counsel that will be delivered to RoTech's transfer agent upon the sale by Seller of shares of RoTech Stock pursuant to Rule 144, provided that Rule 144 has not been modified or repealed during the period commencing on the date hereof and ending on the date of sale.

     3.09 Release Upon Abatement of Need for Security.  Purchaser has the option
          -------------------------------------------
to release some or all of the shares of RoTech Stock from the Escrow Agreement prior to the end of the Escrow Period in the event Purchaser deems, in the exercise of its sole discretion, that the need for such security has abated. Purchaser affirmatively states at this time, however, that it has no intention to exercise this option and intends to have the RoTech Stock held in escrow during the entire Escrow Period.

     3.10 Seller's Stock Rights.  During the time that Seller owns the RoTech
          ---------------------
Stock, Seller shall be entitled to:

     (a) Any and all cash or stock dividends declared which pertain to the RoTech Stock;

     (b)  Vote all shares of RoTech Stock; and

     (c) Any and all rights which pertain to the RoTech stock arising from any and all recapitalizations which affect the shares issued;

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 49
- ------------------------------------------
provided, however, that Seller's rights in (a) through (c) hereof shall be subject to the security rights of Purchaser pursuant to the Escrow Agreement.

                                  ARTICLE FOUR
            SELLER'S COLLATERAL PLEDGE OF ROTECH STOCK TO PURCHASER

     4.01 Security.  The RoTech Stock shall be pledged to Purchaser by Seller at
          --------
Closing to secure the terms of Article Six regarding the future operational performance of the business acquired herein by Purchaser.

     4.02 Escrow Arrangement.  The RoTech Stock shall be pledged pursuant to the
          ------------------
terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "B" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for a period of twenty-four (24) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. (the "Escrow Agent"), to be held by Escrow Agent pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "C" and by reference made a part hereof (the "Escrow Agreement").

     4.03 Delivery to Agent.  Purchaser shall cause the RoTech Stock to be
          -----------------
delivered directly to Escrow Agent within thirty (30) days from Closing.

                                  ARTICLE FIVE
              PURCHASER'S RIGHT OF OFFSET AGAINST THE ROTECH STOCK

     5.01 Purchaser's Reliance on Seller's Representations.  Seller acknowledges
          ------------------------------------------------
that the purchase price for its interest in the Partnership is based upon the accuracy of Seller's representations and warranties contained in this Agreement.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 50
- ------------------------------------------

     5.02 Right of Offset.  In the event that:
          ---------------
     (a) Purchaser must pay any debts or liabilities of the Partnership after Closing which exceed the amount identified in the Schedule of Liabilities Assumed attached hereto as Exhibit "D" (the "Liabilities Deficiency");

     (b) Purchaser does not collect, during the twelve (12)-month period immediately following the date of Closing, the aggregate value of the Partnership's collectible accounts receivable identified in the Schedule of Accounts Receivable Data attached hereto as Exhibit "E" (the "Receivables Collection Deficiency");

     (c) The Partnership has, since May 1, 1995, except as disclosed or in the ordinary course of business:

     (1) Made other expenditures or incurred obligations or liabilities;

     (2) Discharged or satisfied any liens or encumbrances;

     (3) Declared or made any payments or distributions to partners;

     (4) Mortgaged, pledged or subjected to lien or encumbrance any of its assets;

     (5) Sold or transferred any assets;

     (6) Suffered any damage or loss materially affecting its properties, whether or not covered by insurance;

     (7) Waived any rights of substantial value; or

     (8) Entered into any transaction other than in the ordinary course of business

(collectively, the "Subsequent Event Deficiency"); or

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 51
- ------------------------------------------

          (d) Any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) other than those subject to subparagraphs (a) through (c) of this Article Five become known or are uncovered or arise after Closing and pertain to any actions, omissions, debts, liabilities or obligations of the Partnership or any of its partners, created or arising on or before or after Closing (the "Contingent Liabilities Deficiency"), then Purchaser shall have the right, during the Escrow Period, to make written request for payment from Seller of any deficiency defined above and, upon Seller's failure to remit payment within the time provided below, to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and the Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Receivables Collection Deficiency, Subsequent Event Deficiency or Contingent Liabilities Deficiency which becomes known, is uncovered or arises during the Escrow Period.

     5.03 Stock Value Determination for Offset.  During the Escrow Period, in
          ------------------------------------
the event Purchaser makes written request to Seller hereunder and Seller fails to make the requested payment within ten (10) days from the date of such written request, Purchaser shall have the right to make offset against the RoTech Stock with the RoTech Stock valued, for purposes of such offset, at Twenty-Five and No/100 Dollars ($25.00) per share.

     5.04 Right of Offset After Escrow Period.  Purchaser's right of offset
          -----------------------------------
against the RoTech Stock shall terminate upon the expiration of the Escrow Period; provided, however, that notwithstanding anything contained in this Agreement, the Pledge Agreement or the Escrow Agreement to the contrary, the right of offset shall extend past the Escrow Period

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 52
- ------------------------------------------
in the event a claim is in dispute at the expiration of the Escrow Period. In such an instance, the right of offset shall not terminate with respect to the disputed claim until after its settlement, and shares of RoTech Stock, valued at Twenty-Five and No/100 Dollars ($25.00) per share, having a value of twice the amount of the disputed claim shall continue to be held in escrow beyond the Escrow Period until such claim is resolved.

     5.05 Release of RoTech Stock After Escrow Period.  All shares of RoTech
          -------------------------------------------
Stock, except those retained as permitted in this Article Five, shall be released to Seller within ten (10) days after the expiration of the Escrow Period.

     5.06 Costs of Enforcement of Right of Offset.  Purchaser shall be entitled
          ---------------------------------------
to reimbursement from Seller of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred by Purchaser to enforce the collection of amounts owed Purchaser by Seller hereunder.

                                  ARTICLE SIX
            CONTINGENT REDUCTION OF SELLER'S SHARES OF ROTECH STOCK
            -------------------------------------------------------

     6.01 Reduction of Shares Contingent Upon Performance Level.  In the event
          -----------------------------------------------------
the "First Two Years' Average Operating Profits" (as that term is defined in Exhibit "F" attached hereto) of the Partnership's business from June 1, 1995 through May 31, 1997 (the "Measurement Period") is less than Three Million and No/100 Dollars ($3,000,000.00) (the "Threshold Amount"), the number of shares of RoTech Stock required to be delivered to Seller upon the termination of the Escrow Period shall be reduced in the manner set forth below.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 53
- ------------------------------------------

     6.02 Calculation of Value of Reduction.  The Threshold Amount less the
          ---------------------------------
First Two Year's Average Operating Profits shall equal the "Reduction Value".

     6.03 Calculation of Number of Shares of Reduction.  The number of shares of
          --------------------------------------------
RoTech Stock comprising five (5) times the Reduction Value, where the RoTech Stock is valued at Twenty-Five and No/100 Dollars ($25.00) per share, shall be retained by the Escrow Agent for the account of Purchaser as if Purchaser were at all times the sole owner of such shares with complete title to and possession of the same.

     6.04 Example of Reduction Calculation.  For example and purposes of
          --------------------------------
illustration, assume the following:

     (a) The First Two Years' Average Operating Profits of the Partnership's business during the Measurement Period is Two Million Nine Hundred Thousand and No/100 Dollars ($2,900,000.00).

     (b) The Reduction Value is One Hundred Thousand and No/100 Dollars ($100,000.00).

The calculation of (b) times five (5), the product of which is divided by Twenty-Five and No/100 Dollars ($25.00), or [($100,000 x 5) / $25], results in a reduction of Twenty Thousand (20,000) shares of RoTech Stock, with all of such Twenty Thousand (20,000) shares of RoTech Stock being returned to Purchaser by Escrow Agent and the remaining balance of shares of RoTech Stock delivered to Seller at upon termination of the Escrow Period.

     6.05 Delivery of RoTech Stock After Escrow Period and Calculation.  Upon
          ------------------------------------------------------------
the termination of the Escrow Period and after the final determination of the First Two Years'

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 54
- ------------------------------------------

Average Operating Profits (but in no event later than ten (10) days after the termination of the Escrow Period), the RoTech Stock shall be delivered to Seller and, if applicable, to Purchaser.

     6.06 Applicability of Offset Provisions.  The provisions of this Article
          ----------------------------------
Six shall remain subject to the offset provisions of Article Five.

                                 ARTICLE SEVEN
                              SELLER'S PUT OPTION
                              -------------------

     7.01 Amount and Price.  Seller shall have the right to require Purchaser to
          ----------------
repurchase some or all of the RoTech Stock delivered to Seller after the termination of the Escrow Period at a repurchase price equal to Twenty-Five and No/100 Dollars ($25.00) per share (the "Option Price").

     7.02 Restrictions on Exercise.  This Put Option is not negotiable, but
          ------------------------
Seller may submit such shares of RoTech Stock as have been released to Seller from the Escrow Agreement for redemption by Purchaser at the Option Price at anytime after June 4, 1997 and before 5:00 p.m., E.S.T., June 4, 1998. This Put Option may only be exercised in blocks of Five Thousand (5,000) shares or more; provided, however, that should Seller own less than Five Thousand (5,000) shares of RoTech Stock subject to this Put Option at anytime prior to this Put Option's expiration, Seller shall be permitted to tender all of such shares in one block for redemption pursuant to the terms of this Put Option. This Put Option is not assignable in any respect and can only be exercised by Seller.

     7.03 Term of Option.  All shares of RoTech Stock submitted pursuant to this
          --------------
Put Option must be delivered to the executive offices of Purchaser, at the address set forth on

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 55
- ------------------------------------------
page 1 hereof (or at such other address as is communicated by Purchaser to Seller in writing). At 5:00 p.m., E.S.T., June 4, 1998, this Put Option shall expire and shall thereafter have no prospective effect.

     7.04 Exercise of Put Option and Delivery of Shares.  To validly exercise
          ---------------------------------------------
this Put Option, Seller must execute a statement in which Seller warrants that it has full and clear title to the applicable shares of RoTech Stock, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of shares of RoTech Stock for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

     7.05 Settlement.  Settlement for any shares of RoTech Stock redeemed
          ----------
pursuant to this Put Option shall occur within five (5) business days from the date such shares are submitted to Purchaser with all required documentation. Such payment shall be made without interest.

                                 ARTICLE EIGHT
                    SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller hereby represents and warrants to Purchaser that the following facts and circumstances regarding the Partnership are true and correct:

     8.01 Status of Partnership.  Marshall-Bell, Limited is a general
          ---------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Texas and

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 56
- ------------------------------------------
has requisite power and authority to carry on its business as it is presently being conducted.

     8.02 Litigation.  There are no actions, suits or proceedings which are
          ----------
pending or threatened against the Partnership or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller aware of any facts which to her knowledge might reasonably be expected to result in any such action, suit or proceeding. The Partnership is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

     8.03 Compliance With Laws and Other Instruments.  The Partnership is not in
          ------------------------------------------
violation of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and delivery of and performance and compliance with this Agreement by Seller will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Partnership pursuant to any such term or provision.

     8.04 Title to Assets.  The Partnership has good and indefeasible title to
          ---------------
all of its assets, subject to only those liens disclosed on Exhibits hereto.

     8.05 No Default.  The Partnership is not in default in any respect under
          ----------
any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 57
- ------------------------------------------

     8.06 Employment Contracts and Employees.  There are no written
          ----------------------------------
contracts of employment between the Partnership and any employee of the Partnership. The information contained on the Schedule of Personnel Payroll and Advances attached hereto as Exhibit "G" is accurate and complete.

     8.07 Employee Benefit Plans.  Except for the profit-sharing plan disclosed
          ----------------------
on the attached Exhibit "H", the Partnership has no pension, bonus, profit-sharing or retirement plans for partners or employees of the Partnership, nor is the Partnership required to contribute to any such plan, participated in by the Partnership's employees. The Partnership shall be responsible for submitting appropriate information to its employees of rights, obligations and duties created by the sale of the Partnership pursuant to the terms of this Agreement, and shall terminate the existing profit-sharing plan at the Partnership's expense.

     8.08 Insurance.  All inventories, buildings and fixed assets owned or
          ---------
leased by the Partnership are and will be adequately insured against fire through the date of Closing. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "I", is accurate and complete.

     8.09 Disclosure.  No representation or warranty by Seller in this Agreement
          ----------
or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller has knowledge or notice required to make the statements herein or therein contained not misleading.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 58
- ------------------------------------------

     8.10 Partners of the Partnership.  As of the date of Closing, Thomas
          ---------------------------
D. Marshall, The Marshall Family Charitable Remainder Trust, Sheila A. Bell and Purchaser are all of the partners of the Partnership.

     8.11 Cash Receipts.  The information contained on the Schedule of
          -------------
Collections for the period commencing January 1, 1994, and ending May 31, 1995, attached hereto as Exhibit "J", is accurate and complete.

     8.12 Accounts Receivable.  The information contained on the Schedule of
          -------------------
Accounts Receivable Data as of May 31, 1995, attached hereto as Exhibit "E", is accurate and complete. The Seller further warrants and represents that all of the Partnership's accounts receivable shown on Exhibit "E" are legally billable and that no less than the balance represented as collectible on the Exhibit is collectible. Purchaser shall use its best efforts to collect the Receivables; however, any Receivables not collected as of that date which is twelve (12) months from the date of Closing shall be deemed uncollectible, and Purchaser may immediately exercise any rights of offset that it may have pursuant to Article Five hereof as a result of such uncollectibility.

     8.13 Inventory and Fixed Assets.  The information contained on the Schedule
          --------------------------
of Inventory and Fixed Assets as of May 31, 1995, attached hereto as Exhibit "K", is accurate and complete.

     8.14 Leases, Contracts and Agreements.  The information contained on the
          --------------------------------
Schedule of Leases, Contracts and Agreements as of May 31, 1995, attached hereto as Exhibit "L", is accurate and complete.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 59
- ------------------------------------------

     8.15 Existing Obligations.  To the best of Seller's knowledge and belief,
          --------------------
all of the debts, liabilities and obligations of the Partnership are listed on the Exhibits attached hereto, and such Exhibits are complete and accurately reflect all of the Partnership's "Existing Obligations" (as hereinafter defined) as of the date of Closing. "Existing Obligations" shall mean and refer to all of the Partnership's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) on the date of Closing, including but not limited to any and all accounts payable, note payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. All debts, liabilities and obligations of the Partnership shall have been paid in full as of the date of Closing.

     8.16 Tax Returns and Financial Statements.  Seller has furnished Purchaser
          ------------------------------------
with tax returns of the Partnership (the "Tax Returns") for the periods ended December 31, 1993, and December 31, 1994, and has furnished Purchaser with financial statements (the "Financial Statements") for the periods ended December 31, 1993, December 31, 1994, and for the short period ended April 30, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "M" and by this reference made a part hereof. The Financial Statements:

     (a)  Are in accordance with the books and records of the Partnership;

     (b) Fairly represent the financial condition of the Partnership at such dates and the results of its operations for the periods specified;

     (c) Were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods;

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 60
- ------------------------------------------

          (d) Reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income, with respect to all contracts and commitments of the Partnership; and

          (e) Disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) of the Partnership at the Financial Statement Dates, with respect to any balance sheets, and include the appropriate reserves for all taxes and other accrued liabilities; provided, however, that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subsection if disclosed on an Exhibit to this Agreement.

     8.17 Adverse Business Developments.  No notice has been received by the
          -----------------------------
Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to the Partnership in its primary service area within six (6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to the Partnership of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity in which the Partnership is engaged, nor has the Partnership received nor been threatened with any claim for refund specific to the Partnership in excess of Five Hundred and No/100 Dollars ($500.00) by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit "N".

                                  ARTICLE NINE

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 61

- ------------------------------------------

                  PURCHASER'S REPRESENTATIONS AND WARRANTIES

          Purchaser hereby represents and warrants to Seller that the following facts and circumstances are true and correct:

          9.01  Organization.  Purchaser is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Florida and is qualified to do business in the States of Texas, Louisiana, Arkansas and Mississippi. Purchaser is a wholly-owned subsidiary of RoTech Medical Corporation ("RoTech").

          9.02 Corporate Authority. Purchaser is duly authorized by law and corporate policy and approval to:

               (a)  Enter into this Agreement;

               (b) Make all warranties and representations made by Purchaser herein; and

               (c) Issue all considerations provided for under the terms hereof.

          9.03  Authorization of Officers.  All signatures and agents designated
                -------------------------
as agents or officers for Purchaser for signing purposes have the authority to bind the Purchaser to the terms of this Agreement.

          9.04  Authority to Issue RoTech Stock.  Purchaser has the authority to
                -------------------------------
cause the RoTech Stock to be issued in accordance with the terms of this Agreement.

          9.05  Warranty of Performance Calculation.  Purchaser warrants that
                -----------------------------------
the "First Two Years' Average Operating Profits" will be calculated in accordance with Exhibit "F" hereto.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 62
- ------------------------------------------

                                 ARTICLE TEN
                  CONDITIONS PRECEDENT TO CLOSING BY PURCHASER

          The obligation of Purchaser to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the date of Closing, of each of the following conditions:

          10.01  Compliance with Agreement.  All of the terms and conditions of
                 -------------------------
this Agreement to be complied with and performed by the Seller on or before the date of Closing shall have been complied with and performed.

          10.02  Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Seller in Article Eight shall be deemed to have been made again on the date of Closing and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Partnership.

          10.03  Non-Compete Agreements.  Thomas D. Marshall and Sheila A. Bell
                 ----------------------
shall enter into a non-compete agreement substantially in the forms attached hereto as Exhibit "O" and by this reference made a part hereof.

          10.04  Employment Agreements.  Sheila A. Bell shall have entered into
                 ---------------------
an Employment Agreement substantially in the form attached hereto as Exhibit "P" and by this reference we made a part hereof.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 63
- ------------------------------------------

                                 ARTICLE ELEVEN
                   CONDITIONS PRECEDENT TO CLOSING BY SELLER

          The obligation of Seller to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the date of Closing, of each of the following conditions:

          11.01  Corporate Action.  Purchaser and RoTech Medical Corporation
                 ----------------
shall take appropriate corporate action regarding this transaction, which shall be evidenced by resolutions of their respective boards of directors and shareholders and certified by the respective corporate secretaries, authorizing Purchaser to enter into and complete this transaction for the consideration recited.

                                 ARTICLE TWELVE
                                INDEMNIFICATION

          12.01  Seller's Indemnification of Purchaser.  Seller shall and hereby
                 -------------------------------------
agrees to indemnify and hold harmless Purchaser at all times from after the date of Closing against and in respect to any damages, as hereinafter defined, provided, however, Seller's obligation to Purchaser under this indemnification shall not exceed the full amount of the Purchase Price for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Purchaser from:

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 64
- ------------------------------------------

               (a) Any materially inaccurate representation made by Seller in or under this Agreement;

               (b) Breach of any warranties made by Seller in or under this Agreement; and

               (c) Breach of default in the performance by Seller of any of the covenants to be performed by it hereunder.

          12.02  Purchaser's Remedies Inclusive.  The remedies of Purchaser
                 ------------------------------
pursuant to this Article Twelve shall include, but not be limited to, the right of offset against any RoTech Stock held in escrow pursuant to Article Five hereof; provided, however, that before Purchaser exercises such right of offset pursuant to Article Five hereof, Purchaser shall provide Seller with the notice required by Article Five hereof.

          12.03  Purchaser's Indemnification of Seller.  Purchaser shall and
                 -------------------------------------
hereby agrees to indemnify and hold harmless Seller at all times from after the date of Closing against and in respect to any damages, as hereinafter defined, for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Seller from:

          (a) Any materially inaccurate representation made by Purchaser in or under this Agreement and the related documents executed herewith;

          (b) Breach of any warranties made by Purchaser in or under this Agreement and the related documents executed herewith; and

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 65
- ------------------------------------------

          (c) Breach of default in the performance by Purchaser of any of the covenants to be performed by it hereunder or under the other documents executed herewith.
                                ARTICLE THIRTEEN
                            MISCELLANEOUS PROVISIONS

          13.01  Survival of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties of Seller and Purchaser contained in and made pursuant to this Agreement shall survive the execution of this Agreement.

          13.02  Instruments of Conveyance and Transfer.  At the Closing Seller
                 --------------------------------------
will deliver to Purchaser good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer all of its interest in the Partnership, which documents shall be effective to vest in Purchaser good, absolute, and marketable title to the interest in the Partnership being transferred to Purchaser hereunder, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto.

          13.03  Sale and Transfer Taxes Fees.  All applicable sales, transfer,
                 ----------------------------
use, filing and other taxes and fees that may be due or payable as a result of conveyance, assignment, transfer or delivery of the interest of the Partnership to be conveyed and transferred as provided herein, whether levied on Seller or Purchaser, shall be borne by Purchaser, and Purchaser fully indemnifies Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 66
- ------------------------------------------

          13.04  Use of Partnership and Other Assumed Names.  Seller agrees to
                 ------------------------------------------
take all actions necessary to assist Purchaser in obtaining the rights to utilize the general partnership and assumed names "Marshall-Bell," "Caremed," "Samaritan Medical Equipment Company," and "Marshall Home Health Care," including but not limited to the execution of any assignments and consents for use.

          13.05  Prepaid Items and Deposits.  All prepaid insurance premiums,
                 --------------------------
rent and utility deposits and similar items paid by or owing to the Partnership by any person, firm or governmental entity (except customer accounts receivables) shall, upon the consummation

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 67
- ------------------------------------------
of the transactions contemplated by this Agreement, remain the property of the Partnership as then constituted.

          13.06  Assignment.  This Agreement shall not be assignable by Seller
                 ----------
or Purchaser without the written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

          13.07  Expenses.  Except as otherwise stated herein, each of the
                 --------
parties shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

          13.08  Amendment and Waiver.  This Agreement may be amended or
                 --------------------
modified at any time and in all respects, and any provisions may be waived by an instrument in writing executed by Purchaser and Seller, or either of them in the case of a waiver.

          13.09  Notices.  All notices of request, demand and other
                 -------
communications hereunder shall be addressed to the parties as follows:

           TO SELLER:  SHEILA A. BELL
                       Post Office Box 2055
                       Texarkana, Texas  75504-2055

           TO BUYER:   DISTINCT HOME HEALTH CARE, INC.
                       4506 L. B. McLeod Road, Suite F
                       Orlando, Florida 32811
                       Attn:  Stephen P. Griggs

          13.10  Choice of Law.  It is the intention of the parties that the
                 -------------
laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 68
- ------------------------------------------

Agreement shall be brought in the court of appropriate jurisdiction located in Bowie County, Texas.

          13.11  Articles, Sections and Other Headings.  Article, section and
                 -------------------------------------
other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

          13.12  Counterpart Execution.  This Agreement may be executed in two
                 ---------------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

          13.13  Gender.  All personal pronouns used in this Agreement shall
                 ------
include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

          13.14  Parties in Interest.  All the terms and provisions of this
                 -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by Seller and Purchaser and their respective successors and assigns.

          13.15  Entire Agreement.  This Agreement constitutes the entire
                 ----------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

          13.16  Effective Time and Date of Ownership Transfer.  The parties
                 ---------------------------------------------
hereto acknowledge and agree that the Partnership will suspend the conduct of its business on

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 69
- ------------------------------------------

June 5, 1995, until the Closing is consummated, at which time Purchaser shall assume full operational control of the Partnership and its business, and all transactions and business conducted on June 5, 1995, shall be for and inure to the sole benefit of Purchaser.

          13.17  Consent to IRC Section 754 Election.  Seller hereby agrees
                 -----------------------------------
that, upon the demand of Purchaser, Seller shall consent to the filing by the Partnership, in accordance with applicable Treasury Regulations, a timely and proper election under Section 754 of the Internal Revenue Code of 1986 as amended, such election to be effective for the taxable year of the Partnership in which Purchaser acquires the partnership interest of Seller.

          13.18  Allocation of Income, Loss, Etc.  The parties agree that the
                 --------------------------------
books of the Partnership shall be closed on June 4, 1995, for purposes of allocating items of net income and loss, and all other tax benefits and detriments of the Partnership through such date and that such allocation shall be made on the basis of the number of days each partner was a partner in the Partnership during such period. The parties further agree that, except as provided in the preceding sentence, all items of net income and loss, and all other tax benefits and detriments of the Partnership for the tax period up to but not including the date of purchase of the partnership interest shall be exclusively allocated to partners other than Purchaser.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 70
- ------------------------------------------

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.



SELLER:                             PURCHASER:

                                    DISTINCT HOME HEALTH CARE, INC.,
                                    A Florida Corporation

/s/ Sheila A. Bell                  By: /s/ Stephen P. Griggs
- -----------------------------           ----------------------------
Sheila A. Bell                          Stephen P. Griggs, President

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 71
- ------------------------------------------

                   AGREEMENT FOR SALE OF PARTNERSHIP INTEREST
                   ------------------------------------------


     THIS AGREEMENT is made on June 5, 1995, between THOMAS D. MARSHALL, an individual residing in Miller County, Arkansas (the "Seller"), and DISTINCT HOME HEALTH CARE, INC., a Florida Corporation with its principal place of business located at 4506 L. B. McLeod Road, Suite F, Orlando, Orange County, Florida (the "Purchaser").

                                    RECITALS

     Seller owns an approximate One and 210/1000 percent (1.210%) profits and capital interest in MARSHALL-BELL, LIMITED, a Texas general partnership with its principal place of business located at 720 Pine Street, Texarkana, Bowie County, Texas (the "Partnership"); and

     Seller desires to sell and Purchaser desires to purchase all of the interest in the Partnership held by Seller on the terms and for the consideration hereafter set forth in this Agreement.

     In consideration of the mutual promises of the parties, in reliance on the representations, warranties, covenants, and conditions contained in this Agreement and for other good and valuable consideration, the parties agree as follows:

                                  ARTICLE ONE
                   SALE AND TRANSFER OF PARTNERSHIP INTEREST

     Seller, for and in consideration of the payment of One Hundred Seventy-Six Thousand Five Hundred and No/100 Dollars ($176,500.00) Cash (the "Cash Consideration"), irrevocably assigns, transfers and passes to Purchaser all of its right, title and interest in the Partnership.

                                 ARTICLE TWO
                           PAYMENT OF PURCHASE PRICE

          The Cash Consideration shall be payable to Seller contemporaneously with the execution of this Agreement (the "Closing").

                                 ARTICLE THREE
                    SELLER'S REPRESENTATIONS AND WARRANTIES

          Seller hereby represents and warrants to Purchaser that the following facts and circumstances regarding the Partnership are true and correct:

          3.01  Status of Partnership.  Marshall-Bell, Limited is a general
                ---------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has requisite power and authority to carry on its business as it is presently being conducted.

          3.02  Litigation.  There are no actions, suits or proceedings which
                ----------
are pending or threatened against the Partnership or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller aware of any facts which to her knowledge might reasonably be expected to result in any such action, suit or proceeding. The Partnership is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

          3.03  Compliance With Laws and Other Instruments.  The Partnership is
                ------------------------------------------
not in violation of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 73
- ------------------------------------------
delivery of and performance and compliance with this Agreement by Seller will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Partnership pursuant to any such term or provision.

          3.04  Title to Assets.  The Partnership has good and indefeasible
                ---------------
title to all of its assets, subject to only those liens disclosed on Exhibits hereto.

          3.05  No Default.  The Partnership is not in default in any respect
                ----------
under any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

          3.06  Employment Contracts and Employees.  There are no written
                ----------------------------------
contracts of employment between the Partnership and any employee of the Partnership. The information contained on the Schedule of Personnel Payroll and Advances attached hereto as Exhibit "A" is accurate and complete.

          3.07  Employee Benefit Plans.  Except for the profit-sharing plan
                ----------------------
disclosed on the attached Exhibit "B", the Partnership has no pension, bonus, profit-sharing or retirement plans for partners or employees of the Partnership, nor is the Partnership required to contribute to any such plan, participated in by the Partnership's employees. The Partnership shall be responsible for submitting appropriate information to its employees of rights, obligations and duties created by the sale of the Partnership pursuant to the terms of this Agreement, and shall terminate the existing profit-sharing plan at the Partnership's expense.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 74
- ------------------------------------------

          3.08  Insurance.  All inventories, buildings and fixed assets owned or
                ---------
leased by the Partnership are and will be adequately insured against fire through the date of Closing. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "C", is accurate and complete.

          3.09  Disclosure.  No representation or warranty by Seller in this
                ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller has knowledge or notice required to make the statements herein or therein contained not misleading.

          3.10  Partners of the Partnership.  As of the date of Closing, Thomas
                ---------------------------
D. Marshall, The Marshall Family Charitable Remainder Trust, Sheila A. Bell and Purchaser are all of the partners of the Partnership.

          3.11  Cash Receipts.  The information contained on the Schedule of
                -------------
Collections for the period commencing January 1, 1994, and ending May 31, 1995, attached hereto as Exhibit "D", is accurate and complete.

          3.12  Accounts Receivable.  The information contained on the Schedule
                -------------------
of Accounts Receivable Data as of May 31, 1995, attached hereto as Exhibit "E", is accurate and complete. The Seller further warrants and represents that all of the Partnership's accounts receivable shown on Exhibit "E" are legally billable and that no less than the balance represented as collectible on the
Exhibit is collectible.

          3.13  Inventory and Fixed Assets.  The information contained on the
                --------------------------
Schedule of Inventory and Fixed Assets as of May 31, 1995, attached hereto as Exhibit "F", is accurate and complete.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 75
- ------------------------------------------

          3.14  Leases, Contracts and Agreements.  The information contained on
                --------------------------------
the Schedule of Leases, Contracts and Agreements as of May 31, 1995, attached hereto as Exhibit "G", is accurate and complete.

          3.15  Existing Obligations.  To the best of Seller's knowledge and
                --------------------
belief, all of the debts, liabilities and obligations of the Partnership are listed on the Exhibits attached hereto, and such Exhibits are complete and accurately reflect all of the Partnership's "Existing Obligations" (as hereinafter defined) as of the date of Closing. "Existing Obligations" shall mean and refer to all of the Partnership's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) on the date of Closing, including but not limited to any and all accounts payable, note payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, contractual obligations, etc. All debts, liabilities and obligations of the Partnership shall have been paid in full as of the date of Closing.

          3.16  Tax Returns and Financial Statements.  Seller has furnished
                ------------------------------------
Purchaser with tax returns of the Partnership (the "Tax Returns") for the periods ended December 31, 1993, and December 31, 1994, and has furnished Purchaser with financial statements (the "Financial Statements") for the periods ended December 31, 1993, December 31, 1994, and for the short period ended April 30, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "H" and by this reference made a part hereof. The Financial Statements:

          (a)  Are in accordance with the books and records of the Partnership;

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 76
- ------------------------------------------

          (b) Fairly represent the financial condition of the Partnership at such dates and the results of its operations for the periods specified;

          (c) Were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods;

          (d) Reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income, with respect to all contracts and commitments of the Partnership; and

          (e) Disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) of the Partnership at the Financial Statement Dates, with respect to any balance sheets, and include the appropriate reserves for all taxes and other accrued liabilities; provided, however, that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subsection if disclosed on an Exhibit to this Agreement.

          3.17  Adverse Business Developments.  No notice has been received by
                -----------------------------
the Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to the Partnership in its primary service area within six (6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to the Partnership of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity in which the Partnership is engaged, nor has the Partnership received nor been threatened with any claim for refund specific to the

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 77
- ------------------------------------------

Partnership in excess of Five Hundred and No/100 Dollars ($500.00) by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit "I".

                                  ARTICLE FOUR
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

          Purchaser hereby represents and warrants to Seller that the following facts and circumstances are true and correct:

          4.01  Organization.  Purchaser is a corporation duly organized,
                ------------
validly existing and in good standing under the laws of the State of Florida and is qualified to do business in the States of Texas, Louisiana, Arkansas and Mississippi. Purchaser is a wholly-owned subsidiary of RoTech Medical Corporation ("RoTech").

          4.02  Corporate Authority.  Purchaser is duly authorized by law and
                -------------------
corporate policy and approval to:
          (a)  Enter into this Agreement;

          (b) Make all warranties and representations made by Purchaser herein; and

          (c)  Issue all considerations provided for under the terms hereof.

          4.03  Authorization of Officers.  All signatures and agents designated
                -------------------------
as agents or officers for Purchaser for signing purposes have the authority to bind the Purchaser to the terms of this Agreement.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 78
- ------------------------------------------

                                 ARTICLE FIVE
                  CONDITIONS PRECEDENT TO CLOSING BY PURCHASER

          The obligation of Purchaser to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the date of Closing, of each of the following conditions:

          5.01  Compliance with Agreement.  All of the terms and conditions of
                -------------------------
this Agreement to be complied with and performed by the Seller on or before the date of Closing shall have been complied with and performed.

          5.02  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Seller in Article Three shall be deemed to have been made again on the date of Closing and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Partnership.

          5.03  Non-Compete Agreements.  Thomas D. Marshall and Sheila A. Bell
                ----------------------
shall enter into a non-compete agreement substantially in the form attached hereto as Exhibit "J" and by this reference made a part hereof.

          5.04  Employment Agreements.  Sheila A. Bell shall have entered into
                ---------------------
an Employment Agreement substantially in the form attached hereto as Exhibit "K" and by this reference we made a part hereof.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 79
- ------------------------------------------

                                 ARTICLE SIX
                   CONDITIONS PRECEDENT TO CLOSING BY SELLER

          The obligation of Seller to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the date of Closing, of each of the following conditions:

          6.01  Corporate Action.  Purchaser and RoTech Medical Corporation
                ----------------
shall take appropriate corporate action regarding this transaction, which shall be evidenced by resolutions of their respective boards of directors and shareholders and certified by the respective corporate secretaries, authorizing Purchaser to enter into and complete this transaction for the consideration recited.

                                 ARTICLE SEVEN
                                INDEMNIFICATION

          7.01  Seller's Indemnification of Purchaser.  Seller shall and hereby
                -------------------------------------
agrees to indemnify and hold harmless Purchaser at all times from after the date of Closing against and in respect to any damages, as hereinafter defined, provided, however, Seller's obligation to Purchaser under this indemnification shall not exceed the full amount of the Purchase Price for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Purchaser from:

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 80
- ------------------------------------------

          (a) Any materially inaccurate representation made by Seller in or under this Agreement;

          (b) Breach of any warranties made by Seller in or under this Agreement; and

          (c) Breach of default in the performance by Seller of any of the covenants to be performed by it hereunder.

          7.02  Purchaser's Indemnification of Seller.  Purchaser shall and
                -------------------------------------
hereby agrees to indemnify and hold harmless Seller at all times from after the date of Closing against and in respect to any damages, as hereinafter defined, for a period not to exceed the ending date of the statute of limitations applicable to any claims for indemnification hereunder. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Seller from:

          (a) Any materially inaccurate representation made by Purchaser in or under this Agreement and the related documents executed herewith;

          (b) Breach of any warranties made by Purchaser in or under this Agreement and the related documents executed herewith; and

          (c) Breach of default in the performance by Purchaser of any of the covenants to be performed by it hereunder or under the other documents executed herewith.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 81
- ------------------------------------------

                                 ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

          8.01  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties of Seller and Purchaser contained in and made pursuant to this Agreement shall survive the execution of this Agreement.

          8.02  Instruments of Conveyance and Transfer.  At the Closing Seller
                --------------------------------------
will deliver to Purchaser good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer all of its interest in the Partnership, which documents shall be effective to vest in Purchaser good, absolute, and marketable title to the interest in the Partnership being transferred to Purchaser hereunder, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto.

          8.03  Sale and Transfer Taxes Fees.  All applicable sales, transfer,
                ----------------------------
use, filing and other taxes and fees that may be due or payable as a result of conveyance, assignment, transfer or delivery of the interest of the Partnership to be conveyed and transferred as provided herein, whether levied on Seller or Purchaser, shall be borne by Purchaser, and Purchaser fully indemnifies Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

          8.04  Use of Partnership and Other Assumed Names.  Seller agrees to
                ------------------------------------------
take all actions necessary to assist Purchaser in obtaining the rights to utilize the general partnership and assumed names "Marshall-Bell," "Caremed," "Samaritan Medical Equipment Company," and "Marshall Home Health Care," including but not limited to the execution of any assignments and consents for use.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 82
- ------------------------------------------

          8.05  Prepaid Items and Deposits.  All prepaid insurance premiums,
                --------------------------
rent and utility deposits and similar items paid by or owing to the Partnership by any person, firm or governmental entity (except customer accounts receivables) shall, upon the consummation of the transactions contemplated by this Agreement, remain the property of the Partnership as then constituted.

          8.06  Assignment.  This Agreement shall not be assignable by Seller or
                ----------
Purchaser without the written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

          8.07  Expenses.  Except as otherwise stated herein, each of the
                --------
parties shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

          8.08  Amendment and Waiver.  This Agreement may be amended or modified
                --------------------
at any time and in all respects, and any provisions may be waived by an instrument in writing executed by Purchaser and Seller, or either of them in the case of a waiver.

          8.09  Notices.  All notices of request, demand and other
                -------
communications hereunder shall be addressed to the parties as follows:

                  TO SELLER:  THOMAS D. MARSHALL
                              3503 Tiffany Lane
                              Texarkana, Arkansas  75502

                  TO BUYER:   DISTINCT HOME HEALTH CARE, INC.
                              4506 L. B. McLeod Road, Suite F
                              Orlando, Florida 32811
                              Attn:  Stephen P. Griggs

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 83
- ------------------------------------------

          8.10  Choice of Law.  It is the intention of the parties that the laws
                -------------
of the State of Texas shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Bowie County, Texas.

          8.11  Articles, Sections and Other Headings.  Article, section and
                -------------------------------------
other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

          8.12  Counterpart Execution.  This Agreement may be executed in two or
                ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

          8.13  Gender.  All personal pronouns used in this Agreement shall
                ------
include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

          8.14  Parties in Interest.  All the terms and provisions of this
                -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by Seller and Purchaser and their respective successors and assigns.

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 84
- ------------------------------------------

          8.15  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

          8.16  Effective Time and Date of Ownership Transfer.  The parties
                ---------------------------------------------
hereto acknowledge and agree that the Partnership will suspend the conduct of its business on June 5, 1995, until the Closing is consummated, at which time Purchaser shall assume full operational control of the Partnership and its business, and all transactions and business conducted on June 5, 1995, shall be for and inure to the sole benefit of Purchaser.

          8.17  Consent to IRC Section 754 Election.  Seller hereby agrees that,
                -----------------------------------
upon the demand of Purchaser, Seller shall consent to the filing by the Partnership, in accordance with applicable Treasury Regulations, a timely and proper election under Section 754 of the Internal Revenue Code of 1986 as amended, such election to be effective for the taxable year of the Partnership in which Purchaser acquires the partnership interest of Seller.

          8.18  Allocation of Income, Loss, Etc.  The parties agree that the
                --------------------------------
books of the Partnership shall be closed on June 4, 1995, for purposes of allocating items of net income and loss, and all other tax benefits and detriments of the Partnership through such date and that such allocation shall be made on the basis of the number of days each partner was a partner in the Partnership during such period. The parties further agree that, except as provided in the preceding sentence, all items of net income and loss, and all other tax benefits and detriments of the Partnership for the tax period up to but not including the date

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 85
- ------------------------------------------
 of purchase of the partnership interest shall be exclusively allocated to partners other than Purchaser.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.


SELLER:                                PURCHASER:

                                       DISTINCT HOME HEALTH CARE, INC.,
                                       A Florida Corporation

/s/ Thomas D. Marshall                 By: /s/ Stephen P. Griggs
- ----------------------------               ----------------------------
Thomas D. Marshall                         Stephen P. Griggs, President

AGREEMENT FOR SALE OF PARTNERSHIP INTEREST - Page 86
- ------------------------------------------